                           CALVERT SOCIAL INVESTMENT FUND
                                  EQUITY PORTFOLIO

                                     Notice of
                           Special Meeting of Shareholders
                                    April 19, 1996



     To the Shareholders:

              A special meeting of the holders of shares of beneficial interest of Calvert Social Investment Fund-Equity Portfolio ("Portfolio") will be held at the offices of Calvert Group, Ltd., 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on April 19, 1996 at 12:00 p.m., Eastern time for the following purposes:

                      1. To approve a new Investment Subadvisory Agreement between Calvert Asset Management Company, Inc. and Loomis, Sayles
     & Company, L.P., identical to the existing agreement in all material respects; and

                      2. To transact such other business as may properly come before the meeting or any adjournments thereof.

              You will be entitled to vote at the meeting and any adjournments thereof if you owned shares of the Portfolio at the close of business on March 1, 1996. If you attend the meeting, you may vote your shares in person. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.



                                       By order of the Board of Trustees


                                       /s/ William M. Tartioff
                                       -----------------------------
                                       William M. Tartikoff, Esq.
                                       Assistant Secretary



     March 19, 1996
     4550 Montgomery Avenue
     Bethesda, Maryland  20814

                           CALVERT SOCIAL INVESTMENT FUND
                                  EQUITY PORTFOLIO
                               4550 Montgomery Avenue
                               Bethesda, Maryland 20814

                             ____________________________

                                   PROXY STATEMENT
                             ____________________________


              This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees ("Board") of Calvert Social Investment Fund ("Fund") for use at the Special Meeting ("Meeting") of shareholders of the Fund's Equity Portfolio ("Portfolio"). The Meeting will be held at the offices of Calvert Group, Ltd., 4550 Montgomery Avenue, Bethesda, Maryland 20814, on April 19, 1996 at 12:00 p.m., Eastern time, for the purposes set forth in the Notice of Meeting.

              The Portfolio's shareholders of record as of the close of business on March 1, 1996 ("Record Date"), are entitled to notice of and to vote at the Meeting and any adjournment. Each full Class A or Class C share outstanding is entitled to one vote, and each fractional share outstanding is entitled to the corresponding proportion of one vote, with respect to each matter voted upon by shareholders of the Portfolio. As of February 23, 1996, the Portfolio had a combined total of 4,594,672.952 Class A and 104,989.739 Class C shares issued and outstanding. To the knowledge of the Fund's management, no person owned beneficially 5% or more of the outstanding shares of the Portfolio as of that date.

              All costs associated with the Meeting, including the solicitation of proxies, will be borne by New England Mutual Life Insurance Company ("The New England"), the ultimate parent company of or Metropolitan Life Insurance Company ("Metropolitan Life"), which is anticipated to become the ultimate parent company of Loomis Sayles & Company, L.P. ("Loomis, Sayles"), the Portfolio's investment subadviser. The solicitation of proxies will be made primarily by mail but also may be made by telephone and/or personal contact by trustees and officers of the Fund and by regular employees of Calvert Group, Ltd. or its subsidiaries. The Fund may also retain the services of D.F. King & Co., Inc. whose fees and expenses, which are anticipated to approximate $15,000, will be borne by The New England or Metropolitan Life.

              The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you properly execute your proxy card and give no voting instructions, your shares will be voted in favor of the proposal described in this Proxy Statement. You may revoke your proxy at any time prior to its exercise at the Meeting by written notice to the Fund, by execution of a subsequent proxy or by voting in person at the Meeting.

              A quorum of twenty-five percent of the shares of beneficial interest of the Portfolio outstanding at the close of business on the Record Date represented in person or by proxy, must be present for the transaction of business at the Meeting. In the absence of a quorum or in the event that a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies may propose  one  or  more  adjournments  of  the  Meeting  to  permit  further solicitation of proxies. Any such adjournment will require the affirmative vote of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such an adjournment, and will vote those proxies required to be voted AGAINST any such proposal against such adjournment.

              Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as Shares present for purposes of determining whether a quorum is present but will not be voted for or against any adjournment or proposal. Abstentions and broker non-votes will not be counted, however, as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against any proposal where the required vote is a percentage of the shares present.

              The Notices and Proxy Statements are being mailed to shareholders on or about March 19, 1996.

     PROPOSAL:        TO APPROVE THE NEW INVESTMENT SUBADVISORY AGREEMENT
                      BETWEEN CALVERT ASSET MANAGEMENT COMPANY, INC. AND
                                   LOOMIS, SAYLES & COMPANY, L.P.

     Background

              Loomis,   Sayles  has   served  as   the  Portfolio's   investment
     subadviser since February 1, 1994, pursuant to an investment subadvisory agreement ("Current Subadvisory Agreement") with Calvert Asset Management Company, Inc. ("CAM" or "Advisor"), the Fund's investment adviser. As discussed further below, Loomis, Sayles is an indirect subsidiary of The New England which, subject to certain conditions, plans to merge into Metropolitan Life. The Board of Trustees of the Fund has been advised that this merger ("Merger") is anticipated to have no effect on Loomis, Sayles's investment management operations. For purposes of the Investment Company Act of 1940, as amended ("1940 Act"), the Merger is being treated as a change of control of Loomis, Sayles that, as such, would constitute an assignment and thereby effect the automatic termination of the Current Subadvisory Agreement. Accordingly, the Board of Trustees has approved, and recommended that the shareholders of the Portfolio approve, a new investment subadvisory agreement between CAM and Loomis, Sayles ("New Subadvisory Agreement") that is identical in all material respects to the Current Subadvisory Agreement. If approved by shareholders of the Portfolio, the New Subadvisory Agreement would take effect at the time of the Merger, which is anticipated to occur in the second quarter of 1996.

     The Current Subadvisory Agreement

              Under the Current Subadvisory Agreement, Loomis, Sayles, provides a continuous investment program for the Portfolio, subject to the control of the Board and the Adviser. The Current Subadvisory Agreement provides that Loomis, Sayles shall make investment decisions and place orders for the purchase and sale of portfolio securities. In addition, Loomis, Sayles votes proxies for the Portfolio's investments and provides such compliance reports and assistance regarding valuation of portfolio securities as the Advisor may request.

              As compensation  for Loomis,  Sayles's services under  the Current
     Subadvisory  Agreement,   CAM  pays  Loomis,   Sayles  a  subadvisory   fee
     consisting of a base fee of .25% of the Portfolio's average daily net assets plus or minus a performance adjustment. The performance adjustment is added to or subtracted from the base fee depending on the Portfolio's performance during the period covered by the Agreement. The performance adjustment depends on the Portfolio's net cumulative investment performance ("Portfolio's Investment Performance") in comparison to the cumulative investment record of the reinvested Standard & Poor's 500 Stock Composite Index ("Benchmark"). The performance adjustment is: +/- 7 basis points if the Portfolio's Investment Performance exceeds/trails the Benchmark by 6 percent; +/- 14 basis points if the Portfolio's Investment Performance exceeds/trails the Benchmark by 12 percent; and +/- 20 basis points if the Portfolio's Investment Performance exceeds/trails the Benchmark by 18%. The initial calculation period on which the performance fee was based was the 12-month period from June 1, 1994 to May 31, 1995. Thereafter, the calculation period has been and will continue to be expanded month-by-month until 36 months have elapsed since accrual began (i.e., until May 31, 1997). Thereafter, the performance adjustment will be based on a rolling 36 month period, which consists of the then-current month plus the previous 35 months. For the fiscal year ended September 30, 1995, CAM paid or accrued to Loomis, Sayles subadvisory fees of $150,770.80. In addition, CAM pays Loomis, Sayles, outside the Current Subadvisory Agreement, a fee at the annual rate of 0.05% of the Portfolio's average daily net assets for Loomis, Sayles's assistance in marketing the Portfolio; for the Portfolio's fiscal year ended September 30, 1995, CAM paid Loomis, Sayles such fees in the amount of $19,193.58.

              The Current Subadvisory Agreement provides that each party will indemnify and hold harmless the other party, the Fund and their respective directors, officers and shareholders from liability resulting from the party's willful misfeasance, bad faith or gross negligence or reckless disregard of its duties under the Agreement. The Current Subadvisory Agreement provides for automatic termination unless by January 1, 1995, and at least annually thereafter, its continuance is approved (i) by the vote of a majority of the Trustees who are not parties to the Agreement or interested persons, within the meaning of the 1940 Act, of any such party ("Independent Trustees"), and (ii) by the Board or the vote of the holders of a majority of the outstanding Shares of the Portfolio. The Current Subadvisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board upon 60 days written notice. Termination by the Board must be authorized either by a majority of the Trustees or the holders of a majority of the outstanding shares of the Portfolio. The Current Subadvisory Agreement may also be terminated without penalty upon not less than 60 days written notice by CAM or upon not less than 90 days written notice by Loomis, Sayles.

              The Current Subadvisory Agreement, which is dated February 1, 1994, was approved by the Portfolio's shareholders on May 24, 1994. The Board, including a majority of the Independent Trustees, most recently approved the continuance of the Current Subadvisory Agreement on November 8, 1995.

     The New Subadvisory Agreement

              The terms and conditions of the New Subadvisory Agreement are identical to the terms and conditions of the Current Subadvisory
     Agreement, except as to effective and termination dates and the description of the period for calculation of the performance adjustment payable by CAM to Loomis, Sayles. If approved by shareholders at the Meeting, the New Subadvisory Agreement will become effective upon the Merger and terminate automatically unless, by January 1, 1997, and at least annually thereafter, the continuance is approved in the same manner as prescribed in the Current Subadvisory Agreement.

              With respect to the period for calculation of the performance adjustment, the New Subadvisory Agreement provides for an initial calculation period beginning on June 1, 1994, the inception of the calculation period under the Current Subadvisory Agreement, to be expanded month-by-month until May 31, 1997, after which the calculation period will be a rolling 36-month period. Although the language of this provision in the New Subadvisory Agreement differs from that of the Current Subadvisory Agreement, it in essence operates to continue the calculation period currently in effect.

              Based on the information which Loomis, Sayles and CAM had provided over the preceding year, as well as that provided at its meeting on November 8, 1995, the Board of Trustees of the Fund, including a majority of the Independent Trustees, at that meeting approved the New Subadvisory Agreement, subject to approval by Portfolio shareholders, and authorized the submittal of the Agreement to shareholders. The Board's approval was conditioned upon its subsequent receipt and review of the report of the Calvert Group's Social Research Department regarding Metropolitan Life. Thereafter, at its meeting on February 6, 1996, after receipt and discussion of the Social Research Department's report, the Board, including a majority of the Independent Trustees, ratified its approval and authorization of the submittal to shareholders of the New Subadvisory Agreement.

              A copy of the New Subadvisory Agreement is attached to this Proxy Statement as Exhibit A.

     Loomis, Sayles & Company, L.P.

              Loomis Sayles & Company, L.P., the Portfolio's investment subadviser, is a private investment counsel firm founded in 1926. It is organized as a limited partnership which was established July 23, 1993, and its principal place of business is One Financial Center, Boston, Massachusetts, 02111. Its Washington, D.C. office, which services the
     Portfolio, is one of [ten] regional offices and is located at 2001 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20006.

              It is  anticipated that  each  of the  directors and  officers  of
     Loomis, Sayles will hold the same position with Loomis, Sayles after the Merger. The Chief Executive Officer and President of Loomis, Sayles, who is also a director, is Robert J. Blanding. Jeffrey L. Meade is Chief
     Operating Officer and a director, and Mark W. Holland is Chief Financial Officer and a director. Sandra P. Tichenor is Vice President, General Counsel and Secretary. Other directors are Daniel J. Fuss, Isaac H. Green, William T. Mullen, James R. Nelsen, George R. Tydings, Anthony J. Wilkins and Peter S. Voss. The principal business address of Mr. Blanding and Ms. Tichenor is 465 First Street, West, Suite 200, Sonoma, California 95476. Mr. Green's principal business address is 1533 North Woodward, Bloomfield Hills, Michigan 48304. The principal business address of Mr. Mullen is 5100 Poplar Avenue, Memphis, Tennessee 38137. Mr. Nelsen's principal business address is 111 East Kilbourn Avenue, Milwaukee, Wisconsin 53202. Mr. Tydings's principal business address is 2001 Pennsylvania Avenue, N.W., Washington, D.C. 20006. The principal business address of Mr. Voss is 399 Boylston St., Boston, Massachusetts

     02116.    The principal  business  address of  each  of the  others  is One
     Financial Center, Boston, Massachusetts 02111.

              Loomis, Sayles is a limited partnership 99% owned by its limited partner, New England Investment Companies, L.P. ("NEIC"), whose principal business address is 399 Boylston Street, Boston, Massachusetts 02116. The remaining 1% of Loomis, Sayles is owned by its general partner, Loomis Sayles & Company, Inc. ("Loomis, Sayles Inc.") which in turn is 100% owned by NEIC. NEIC's sole general partner, New England Investment Companies, Inc. ("NEIC, Inc."), is a wholly-owned subsidiary of The New England. The New England also owns a majority of the outstanding limited partnership interests in NEIC. The New England and NEIC, Inc. are located at is 399 Boylston St., Boston, Massachusetts 02116. Loomis, Sayles Inc. is located at One Financial Center, Boston, Massachusetts 02111.

              Loomis, Sayles acts as investment adviser or subadviser to the following equity mutual funds that have similar investment objectives to the Portfolio:

                                                                                               NET ASSETS AS OF
                                                           ANNUAL RATE OF                       12/31/95
                FUND                                       COMPENSATION                         ($000's)
                ----                                       --------------                      ----------------


       LOOMIS SAYLES FUNDS

       Loomis Sayles Growth Fund                           .75%                                $45.0 million

       Loomis Sayles Small Cap Fund                        1%                                  $90.5 million

       Loomis Sayles International Equity Fund             1%                                  $79.5 million

       Loomis Sayles Growth & Income Fund                  .75%                                $36.5 million

       LOOMIS SAYLES INVESTMENT TRUST

       Loomis Sayles Core Growth Fund                      .50%                                $7.6 million

       NEW ENGLAND FUNDS

       New England Capital Growth Fund                     .6% of first $25 million            $150.2 million
                                                           .55% on next $75 million
                                                           .5% on next $100 million
                                                           .35% on next $300 million
                                                           .3% thereafter




                                                                      6






       New England Star Advisers Fund                      .55% on first $50,000.000           $118.8 million
                                                           .5% over $50,000,000

       New England Equity Income Fund                      .4% on first $200 million           $2.1 million
                                                           .325% on next $300 million
                                                           .275% over $500 million

       NEW ENGLAND ZENITH FUNDS

       New England Zenith Fund                             .55% on first $25,000,000           $27.7 million
       -Loomis Sayles Small Cap Series                     .50% on next $75,000,000
                                                           .45% on next $100,000,000
                                                           .40% over $200,000,000

       New England Zenith Fund                             .50% on first $25,000,000           $48.8 million
       -Loomis Sayles Avanti Growth Series                 .40% on next $75,000,000
                                                           .35% on next $100,000,000
                                                           .30% over $200,000,000

       MAXIM FUNDS

       Maxim Small Cap Fund                                .50% on first $10,000,000           $28.4 million
                                                           .40% on next $15,000,000
                                                           .35% on next $75,000,000
                                                           .30% over $100,000,000



              Philip J. Schettewi, CFA, Chief Portfolio Strategist for Loomis, Sayles Washington, D.C. office has primary responsibility for rendering subadvisory services to the Portfolio. Mr. Schettewi will continue to render these services after the Merger. Mr. Schettewi, who has 15 years experience in the investment field, supervises an extensive staff with experience in investment-related disciplines. Mr. Schettewi is an immediate family member of Evelyne S. Steward, Vice President of the Fund and Senior Vice President of Calvert Group, Ltd.

              In the Washington, D.C. office of Loomis, Sayles, approximately 25% of the principal officers and 30% of the professional counseling staff are women and/or minorities and firm-wide policies promote the hiring and advancement of women and minorities. For example, Loomis, Sayles participates in the Financial Services Fellowship Program, which is designed to provide funds for women and minority students in MBA programs at several prestigious business schools. Aileen Rappaport, Vice President of Client Services for Loomis, Sayles and the person who assists with matters relating to the company's provision of subadvisory services to the Portfolio, is on the Board of Directors for Fellowship Program. Loomis, Sayles participates in the Fellowship's summer internship program and has selected employees from among the interns.

     The Merger

              On August 16, 1995, The New England and Metropolitan Life entered into an agreement of merger ("Merger Agreement") which provides for The New England to merge into Metropolitan Life. Under the Merger Agreement, The New England's policyholders will become policyholders of Metropolitan Life, but will receive no other consideration in connection with the Merger. The Merger is subject to the approval of the policyholders of both The New England and Metropolitan Life and is further conditioned upon approval by the appropriate federal and state regulatory authorities.

              After the Merger, Loomis, Sayles will remain 99% owned by NEIC and 1% owned by Loomis, Sayles Inc. As a result of the Merger, NEIC, Inc. will become a wholly-owned subsidiary of Metropolitan Life and Metropolitan Life will own either directly, or through a wholly-owned subsidiary, the NEIC limited partnership interests currently owned by The New England. Metropolitan Life is located at One Madison Avenue, New York, New York 10010.

              Affiliates of Loomis, Sayles may be deemed to be receiving a benefit in connection with the change of ownership resulting from the Merger. Under the terms of the Merger Agreement, The New England and Metropolitan Life have agreed to use their best efforts to satisfy, and thereby avail themselves of, the safe harbor provided by Section 15(f) of the 1940 Act.

              In general, Section 15(f) of the 1940 Act provides that when a change in control of an investment adviser occurs that results in an assignment of the adviser's investment advisory agreement with an investment company, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. First, there can be no "unfair burden" imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable to the transaction. The term "unfair burden," as defined in the 1940 Act includes any arrangement during the two-year period after the change in control whereby an investment adviser, (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). No such compensation arrangements with the Fund are contemplated in connection with the Merger.

              The second condition is that during the three-year period immediately following consummation of the transaction, at least 75% of the investment company's board of trustees must not be "interested persons" of the investment adviser or predecessor adviser within the meaning of the 1940 Act. Currently, no member of the Board is an interested persons of Loomis, Sayles.

     Vote Required for Approval of the New Subadvisory Agreement

              Approval of the New Subadvisory Agreement requires the affirmative vote of the holders of the lesser of: (1) 67% of the shares of the Portfolio present at the Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting; or (2) more than 50% of the outstanding shares of the Portfolio entitled to vote at the Meeting. If the New Subadvisory Agreement is not approved, the Board of Trustees will take such actions as it deems appropriate.


                      THE BOARD OF TRUSTEES RECOMMENDS THAT THE
           PORTFOLIO'S SHAREHOLDERS VOTE FOR THE NEW SUBADVISORY AGREEMENT


                    INFORMATION ABOUT THE FUND AND THE PORTFOLIO

              Calvert Social Investment Fund is an open-end, diversified investment company organized as a Massachusetts business trust under a Declaration of Trust dated November 30, 1981. The Fund offers four separate portfolios. This Proxy Statement relates only to the Equity Portfolio, which began issuing shares in August 1987. On March 1, 1994, all the Portfolio's issued and outstanding shares were classified as Class A shares and the Portfolio began to issue Class C shares as well. The Fund also offers shares of its Managed Growth Portfolio, Bond Portfolio and Money Market Portfolio.

              The Portfolio  seeks growth of capital  through investment in  the equity securities of issuers in industries perceived to offer opportunities for potential capital appreciation and which satisfy the Fund's social criteria. The Portfolio normally invests at least 80% of its net assets in equity securities including, common stocks, convertible securities and preferred stocks. For liquidity purposes or pending the investment of the proceeds of the sale of its shares, the Portfolio may invest up to 20% of the value of its assets in money market instruments, including: obligations of the U.S. Government, its agencies and instrumentalities; certificates of deposit of banks (generally, institutions with total assets of at least one billion dollars); and commercial paper or other corporate notes of investment grade quality. These securities may be purchased subject to repurchase agreements with recognized securities dealers and banks. However, if the Portfolio has assumed a temporary defensive posture, there is no limitation on the percentage of its assets that may be invested in money market instruments.

              Once potential investments have been selected, the Advisor further reviews them for compatibility with set of criteria known as "screens." The screens are used in order to direct the Portfolio's investments pursuant to the philosophy that long-term rewards to investors will come from those organizations with products, services, and methods that enhance the human condition and the traditional American values of individual initiative, equality of opportunity and cooperative effort.

     Securities Ownership

              The following tables set forth information with respect to each class of the Portfolio, as of February 23, 1996, regarding the beneficial ownership the Portfolio's shares by the Fund's Trustees and chief executive officer. As of February 23, 1996, all Trustees and executive officers of the Fund, as a group, owned less than 1.0% of the Portfolio's outstanding Class A shares and all Trustees and executive officers of the Fund, as a group, owned less than 1.0% of the Portfolio's outstanding Class C shares.

                                                         Amount and Nature of Beneficial Ownership1/
                                                         -----------------------------------------

       Name and Address of Beneficial Owner           Class A Shares                   Class C Shares
       ------------------------------------           --------------                   --------------


       Rebecca Adamson, Trustee                       125.595                          121.383
       69 Kelley Road                                 (Joint Account)                  (TSA)
       Falmouth, VA  22405

       Richard L. Baird, Jr., Trustee                 0.000                            0.000
       1-211 Overlook Drive
       Pittsburgh, PA  15216

       John G. Guffey, Jr., Trustee                   560.261                          0.000
        and Executive Vice President                  (Individual Account)
       7205 Pomander Lane                             1,928.6930.000
       Chevy Chase, MD  20815                         (IRA)
       Joy V. Jones, Esq., Trustee                    0.000                            0.000
       175 West 12th Street
       New York, New York  10011

       Terrence J. Mollner, Ed.D., Trustee            0.000                            0.000
       15 Edwards Square
       Northampton, MA  01060

       Sydney Amara Morris, Trustee                   0.000                            0.000
       1225 W. 26th Avenue
       Vancouver, British Columbia
       Canada  V6H2A8

       Charles T. Nason, Trustee                      0.000                            0.000
       51 Louisiana Avenue, N.W.
       Washington, D.C. 20001




                                                                      10






                                                         Amount and Nature of Beneficial Ownership1/
                                                         -----------------------------------------

       Name and Address of Beneficial Owner           Class A Shares                   Class C Shares
       ------------------------------------           --------------                   --------------

       D. Wayne Silby, Esq., Chairman of              0.000                            0.000
         the Board of Trustees and President
       1715 18th Street, N.W.
       Washington, D.C.  20009

       Clifton S. Sorrell, Jr., Trustee               2,077.337                        0.000
       4550 Montgomery Avenue                         (Joint Account)
       Bethesda, MD  20814                            567.887                          0.000
                                                      (IRA)
                                                      526.503                          0.000
                                                      (IRA)

     1/ No Trustee owned more than 1% of the outstanding shares of the Portfolio.



            INVESTMENT ADVISORY, UNDERWRITING AND ADMINISTRATIVE SERVICES

     Advisory and Administrative Services

              Calvert Asset Management Company, Inc., is a registered investment adviser under the Investment Advisers Act of 1940, as amended. CAM provides management, investment advisory and administrative services to Calvert Social Investment Fund and other registered investment companies in the Calvert Group Family of Funds.

              CAM serves as investment adviser to the Portfolio pursuant to an investment management agreement ("Management Agreement") dated May 24, 1994 which was last approved by the Trustees on November 8, 1995. Under the Management Agreement, and subject to the supervision of the Trustees, CAM provides a continuous investment program for each portfolio, monitors the investment performance of each subadviser, and supervises all aspects of the Fund's operations. The Management Agreement expressly permits advisory services to be delegated to and performed by a subadviser.

              The Management Agreement provides for the Fund to bear all expenses not specifically assumed by CAM. CAM is specifically required to pay, among other things, the salaries and fees of all Trustees, executive officers and employees of the Fund who are affiliated persons of CAM as well as brokerage commissions and other expenses associated with the purchase and sale of securities and charges of the custodian and transfer agent. The Funds' expenses are accrued daily.

              For  services   provided  under  the   Management  Agreement,  the
     Portfolio pays CAM a fee computed daily and paid monthly. During the fiscal year ended September 30, 1995, the Portfolio paid (or accrued) to CAM advisory fees of $569,589.00.

     Distribution of the Portfolio's Shares

              Calvert Distributors, Inc. ("CDI" or "Distributor") is the principal underwriter and distributor for the Portfolio's securities. Under the terms of CDI's underwriting agreement with the Portfolio, the Distributor markets and distributes the Fund's shares and is responsible for payment of commissions and service fees to broker-dealers, banks, and financial services firms; the preparation of advertising and sales literature; and the printing and mailing of prospectuses to prospective investors.

              For its services, the Distributor receives a maximum sales charge of 4.75% from which it normally compensates broker-dealer firms for sales of Fund Class A shares at a maximum commission rate of 4%. The Distributor may compensate such firms on sales of Fund shares exempt from the sales charge, at up to 0.25% of the amount of the sale. In addition to any sales charge allowance, the Distributor may pay broker-dealers or other financial services firms periodic service fees at an annual rate of up to 0.25% of the average daily net asset value of Class A shares held in accounts maintained by those firms. The Fund has adopted a Distribution Plan with respect to Class A shares which provides for payments for expenses associated with the distribution and servicing of Class A shares at a maximum annual rate of 0.35% of the average daily net asset value of the Portfolio's Class A shares. The Distribution Plan adopted by the Fund with respect to its Class C shares provides for payments for expenses associated with the distribution and servicing of Class C shares at an annual rate of up to 1.00% of the average daily net asset value of the Portfolio's Class C shares. CDI will continue to serve as the principal underwriter with respect to the Portfolio after the New Subadvisory Agreement is approved. For the fiscal year ended September 30, 1995, the Portfolio paid no brokerage commissions to CDI.

              CDI is wholly-owned by Calvert Group, Ltd. which is wholly-owned by Acacia Financial Corporation. Acacia Financial Corporation, in turn, is wholly-owned by Acacia Mutual Life Insurance Company. The business address of CDI, CAM and Calvert Group, Ltd. is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814. The Acacia companies are located at 51 Louisiana Avenue, N.W., Washington, D.C. 20001.


                                 GENERAL INFORMATION

     Other Matters

              The Fund's management does not know of any matters to be presented to the Meeting other than the matters set forth in this statement. If other business should properly come before the Meeting the proxyholders will vote thereon in accordance with their best judgment.

     Shareholder Proposals

              The Meeting is a special meeting of shareholders. The Fund and the Portfolio are not required to, nor does either intend to, hold regular meetings of its shareholders. If such a meeting is called, any shareholder who wishes to submit a proposal for consideration at the meeting should submit the proposal promptly to the Fund.

     Annual Report

              The Trust will furnish to shareholders of the Portfolio, without charge, a copy of the most recent Annual Report of the Fund, which includes information relating to the Portfolio, upon request. Requests for such report should be made by writing to the Fund at 4550 Montgomery Avenue, Bethesda, Maryland 20814 or by calling 1-800-368-2745.

              IN  ORDER THAT  THE PRESENCE  OF A  QUORUM AT  THE MEETING  MAY BE
     ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                      By order of the Board of Trustees


                                       /s/ William M. Tartikoff
                                       --------------------------------
                                       William M. Tartikoff, Esq.
                                       Assistant Secretary

     March 19, 1996

                                                                 EXHIBIT  A


                                             To Be Presented to Equity Portfolio
                                         Shareholders for Vote on April 19, 1996


                           INVESTMENT SUBADVISORY AGREEMENT

              INVESTMENT SUBADVISORY AGREEMENT ("Agreement"), effective __________, 1996, by and between CALVERT ASSET MANAGEMENT COMPANY, INC., a Delaware corporation registered as an investment advisor under the Investment Advisers Act of 1940 (the "Advisor"), and Loomis, Sayles & Co., L.P. a Delaware partnership (the "Subadvisor").

              WHEREAS, the Advisor is the investment advisor to Calvert Social Investment Fund, an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

              WHEREAS, the Advisor desires to retain the Subadvisor to furnish it with certain investment advisory services in connection with the Advisor's investment advisory activities on behalf of the Equity Portfolio, a series of Calvert Social Investment Fund and any additional series of Calvert Social Investment Fund, for which Schedules are attached hereto (each such series referred to individually as the "Fund");

              NOW, THEREFORE, in consideration of the promises and the terms and conditions hereinafter set forth, it is agreed as follows:

              1.      Services to be Rendered by the Subadvisor to the Fund.
                      -----------------------------------------------------

                      (a) Investment Program. Subject to the control of the Fund's Board of Trustees ("Trustees") and the Advisor, the Subadvisor at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets designated by the Advisor from time to time. With respect to such assets, the Subadvisor will make investment decisions, apply investment selection social screens, as described more fully at
              Section 1(g) of this Agreement, to determine that all investments meet the Fund's social criteria, and will place all orders for the purchase and sale of portfolio securities. The Subadvisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Advisor in any way or otherwise be deemed an agent of the Fund or the Advisor. In the performance of its duties, the Subadvisor will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act, (ii) the terms of this Agreement, (iii) the Fund's Declaration of Trust, Bylaws and Registration Statement as from time to time amended, (iv) relevant undertakings provided to State securities regulators, (v) the stated investment objective, policies and restrictions of the Fund, and (vi) such other guidelines as the Trustees or Advisor may establish. The Advisor shall be responsible for providing the Subadvisor with current copies of the materials specified in Subsections (a)(iii), (iv),
              (v) and (vi) of this Section 1.

                      (b) Availability of Personnel. The Subadvisor at its expense will make available to the Trustees and Advisor at reasonable times its Chief Portfolio Strategist, Philip J. Schettewi ("Schettewi"), portfolio managers and other appropriate personnel, either in person, or, at the mutual convenience of the Advisor and the Subadvisor, by telephone, in order to review the Fund's investment policies and to consult with the Trustees and Advisor regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadvisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs.

                      (c) Expenses, Salaries and Facilities. The Subadvisor will pay all expenses incurred by it in connection with its activities under this Agreement, including but not limited to all salaries of personnel and facilities required for it to execute its duties under this Agreement.

                      (d) Compliance Reports. The Subadvisor at its expense will provide the Advisor with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time.

                      (e) Valuation. The Subadvisor will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund for which the Subadvisor has responsibility on a daily basis (unless otherwise agreed upon by the parties hereto) and at such other times as the Advisor shall reasonably request.

                      (f) Executing Portfolio Transactions. In selecting brokers and dealers to execute purchases and sales of investments for the Fund, the Subadvisor will use its best efforts to obtain the most favorable price and execution available in accordance with this paragraph. The Subadvisor agrees to provide the Advisor and the Fund with copies of its policy with respect to allocation of brokerage on trades for the Fund. Subject to review by the Trustees of appropriate policies and procedures, the Subadvisor may cause the Fund to pay a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction. If the first broker provided brokerage and/or research services, including statistical data, to the Subadvisor, the Subadvisor shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

                      (g) Social Screening. The Advisor is responsible for screening all investments to determine that all investments meet the Fund's social investment criteria, as may be amended from time to time by the Trustees. The Advisor may, but is not required to, hire additional parties ("Additional Parties") at the Advisor's expense to assist with the oversight of the social screening process. The Subadvisor agrees to fully cooperate with the Advisor or such Additional Parties.

                      (h)      Voting Proxies.   The  Subadvisor agrees  to vote
              all proxies for the Fund's portfolio investments in a timely manner, subject to the direction of the Trustees and Advisor.

                      (i) Furnishing Information for the Fund's Proxies. The Subadvisor agrees to provide the Advisor in a timely manner with all information necessary, including the Subadvisor's certified balance sheet and information concerning the Subadvisor's controlling persons, for preparation of the Fund's proxy statements, as may be needed from time to time.

              2. Books and Records. In connection with the purchase and sale of the Fund's portfolio securities, the Subadvisor shall arrange for the transmission to the Fund's custodian, on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Advisor to perform its accounting and administrative responsibilities with respect to the management of the Fund. Pursuant to Rule 31a-3 under the 1940 Act, and any other laws, rules or regulations regarding recordkeeping, the Subadvisor agrees that: (a) all records it maintains for the Fund are the property of the Fund; (b) it will surrender promptly to the Fund or Advisor any such records upon the Fund's or Advisor's request; (c) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) insofar as such records relate to the investment affairs of the Fund for which the Subadvisor has responsibility under this Agreement; and (d) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

              3. Other Agreements, Exclusivity. Each party and its affiliates may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses; provided, however, that the Subadvisor agrees that it will not sponsor or provide investment advice to another registered investment company which is "socially screened", as that term is commonly understood. Additionally, Subadvisor agrees that Schettewi, will not manage another registered investment company with a similar investment objective, whether sponsored by the Subadvisor or others, for a period of twelve (12) months from the effective date of this Agreement.

              4. Compensation. The Advisor will pay to the Subadvisor as compensation for the Subadvisor's services rendered pursuant to this Agreement an annual subadvisory fee as specified in one or more Schedules attached hereto and made part of this Agreement. Such fees shall be paid by the Advisor (and not by the Fund). Such fees shall be payable for each month within 15 business days after the end of such month. If the

     Subadvisor shall serve for less than the whole of a month, the compensation as specified shall be prorated. The Schedules may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Declaration of Trust and Bylaws of the Fund. Any change in the Schedule pertaining to any new or existing series of the Fund shall not be deemed to affect the interest of any other series of the Fund and shall not require the approval of shareholders of any other series of the Fund.

              5. Assignment and Amendment of Agreement. This Agreement automatically shall terminate without the payment of any penalty in the event of its assignment or if the Investment Advisory Agreement between the Advisor and the Fund shall terminate with respect to any series of the Calvert Social Investment Fund is applicable for any reason. This Agreement shall not be materially amended unless, if required by SEC rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund, the Advisor or the Subadvisor.

              6. Duration and Termination of the Agreement. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any series now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of that series' outstanding voting securities or as otherwise provided by law. This Agreement shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 5) except as follows:

                      (a) The Fund may at any time terminate this Agreement without penalty with respect to any or all series by providing not more than 60 days, written notice delivered or mailed by registered mail, postage prepaid, to the Advisor and the Subadvisor. Such termination can be authorized by the affirmative vote of a majority of the (i) Trustees of the Fund, or (ii) outstanding voting securities of the applicable series.

                      (b)      This Agreement will  terminate automatically with
              respect to a series unless, by January 1, 1997, and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Trustees of the Fund or the shareholders of such series by the affirmative vote of a majority of the outstanding shares of such series, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund, Advisor or Subadvisor, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of any series for their approval and such shareholders fail to approve such continuance as provided herein, the Subadvisor may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                      (c) The Advisor may at any time terminate this Agreement with respect to any or all series by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadvisor, and the Subadvisor may at any time terminate this Agreement with respect to any or all series by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor.

     Upon  termination of this Agreement, the duties of the Advisor delegated to
     the   Subadvisor  under   this  Agreement  with   respect  to  such  series
     automatically shall revert to the Advisor.

              7.      Notification of  the  Advisor.   The  Subadvisor  promptly
     shall notify the Advisor in writing of the occurrence of any of the following events:

                      (a) the Subadvisor shall fail to be registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and under the laws of any jurisdiction in which the Subadvisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement;

                      (b)      the  Subadvisor  shall  have   a  change  in  the
              membership of its partnership;

                      (c) the Subadvisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; or

                      (d)      any   other  occurrence  that  might  affect  the
              ability of the Subadvisor to provide the services provided for under this Agreement.

              8. Definitions. For the purposes of this Agreement, the terms "vote of a majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

              9. Indemnification. The Subadvisor shall indemnify and hold harmless the Advisor, the Fund, their respective, directors, trustees, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) which arise or result from the Subadvisor's willful misfeasance, bad faith, or gross negligence or reckless disregard of its duties hereunder.

              The Advisor shall indemnify and hold harmless the Subadvisor, the Fund, their respective, directors, officers, partners and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) which arise or result from the Advisor's willful misfeasance, bad faith, or gross negligence or reckless disregard of its duties hereunder.

              10. Applicable Law and Jurisdiction. This Agreement shall be governed by Maryland law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the state of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

              11. Miscellaneous. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


     IN WITNESS WHEREOF, and have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative.


     Attest:                   CALVERT ASSET MANAGEMENT COMPANY, INC.

     BY:  ________________     BY:  _________________________________
                                       (Name and Title)

     Attest:                   LOOMIS, SAYLES & CO., L.P.


     BY:  ________________     BY:  _________________________________
                                       (Name and Title)

                                       Schedule
                                       to the
                                     Investment
                                Subadvisory Agreement
                                       between
                        Calvert Asset Management Company, Inc.
                                         and
                              Loomis, Sayles & Co. L.P.


              As  compensation   pursuant  to  Section  4   of  the  Subadvisory
     Agreement between Calvert Asset Management Company (the "Advisor") and Loomis, Sayles & Co., L.P. (the "Subadvisor"), the Advisor shall pay the Subadvisor a Subadvisory Fee for the Calvert Social Investment Fund, Equity Portfolio ("Fund") consisting of a base fee ("Base Fee") plus or minus a performance fee ("Performance Fee"). The Base Fee shall be 25 basis points of average daily net assets.

              The Performance Fee shall be +/- 7 basis points if the net cumulative investment performance of the Fund ("Investment Performance") exceeds or trails the cumulative investment record of the reinvested Standard & Poors 500 Stock Composite Index ("Investment Record") by 6 percent +/- 14 basis points if the Investment Performance exceeds or trails the Investment Record by 12 percent and +/- 20 basis points if the Investment Performance exceeds or trails the Investment Record by 18 percent.

              The period for calculating the Performance Fee ("Base Period") shall begin June 1, 1994 ("Beginning Date") and shall be incremented by 1 month until May 31, 1997. Thereafter the Base Period shall be a rolling 36 months.

              The computation of the Investment Performance and the Investment Record will be made in accordance with Rule 205-1 under the Investment Advisors Act of 1940 or any other applicable rule as, from time to time, may be adopted or amended.

                                        PROXY
                           CALVERT SOCIAL INVESTMENT FUND
                                  EQUITY PORTFOLIO


     To be voted at the April 19, 1996 Special Meeting of Shareholders



     Clifton S. Sorrell, Jr. and William M. Tartikoff are hereby appointed attorney-in-fact and proxy with full power of substitution in each, to vote and act with respect to all shares of Calvert Social Investment Fund Equity Portfolio, standing in the name of the undersigned, at the Special Meeting of Shareholders to be held at the offices of Calvert Group, Ltd., 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814, on April 19, 1996 at 12:00 p.m., Eastern time, and at any adjournment. Messrs. Sorrell and Tartikoff are instructed to vote as indicated on the matter referred to in the Proxy Statement for the meeting, receipt of which is hereby acknowledged, with discretionary power to vote on such other business as may properly come before the meeting or any adjournment.

     THIS IS A SOLICITATION OF PROXIES BY AND ON BEHALF OF THE BOARD OF TRUSTEES. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.


             PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

       NOTE: Please sign exactly as your name appears on this proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.


       HAS YOUR ADDRESS CHANGED?             DO YOU HAVE ANY COMMENTS?

       ___________________________           ____________________________

       ___________________________           ____________________________

       ___________________________           ____________________________

                   _ _         PLEASE MARK VOTES AS IN
                  /_X_/        THIS EXAMPLE


                                    CALVERT SOCIAL
                                   INVESTMENT FUND
                                  EQUITY PORTFOLIO



                                     REGISTRATION




                                                                    Date

       Please be sure to sign and date this Proxy.




         Shareholder sign here              Co-owner sign here

        _____________________________________________________________________


     To approve a new Investment Subadvisory Agreement between Calvert Asset Management Company, Inc. and Loomis, Sayles & Company, L.P. for the Equity
     Portfolio:

                                                FOR     AGAINST  ABSTAIN
                                                 __        __       __
                                                /_/       /_/      /_/


              Mark box at right if comments or address change have been noted on the reverse side of this card.

              NOTE: Please sign exactly as your name appears on this proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.


                      RECORD DATE SHARES:


     _____________________________________________________________